FILED

2008 MAR 10 PM 4:03

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Eagle International Holdings Group, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

____

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Eurosport Active World Corp.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

The following article is amended as set forth here: Article IV: This Article is hereby amended to reflect as follows: Each share of issued and outstanding common stock as of March 10, 2008, is reverse split on a one for one thousand basis such that each old share represents 1/1000 of a new share. A surrender of the old share certificate is required to be made by each shareholder in order to receive a new certificate reflecting the reverse split except for those certificates held in "Street Name." The new split adjusted share certificates will be transmitted to the shareholders of record upon surrender of old certificates. Fractional shares will be rounded up to the nearest whole share.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: 3-7-08

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature [signature], Pres & CFO

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael D. Farkas

(Typed or printed name of person signing)

President & CEO

(Title of person signing)

FILING FEE: $35

FILED

07 DEC 12 AM 10:58

SECRETARY OF STATE
TALLAHASSEE FLORIDA

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity"** into a **Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

WealthHound.com, Inc.
(Enter Name of Other Business Entity)

2. The "Other Business Entity" is a Corporation
(Enter entity type. Example: limited liability company, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Delaware
(Enter state, or if a non-U.S. entity, the name of the country)

on August 23, 2000.
(Enter date "Other Business Entity" was first organized, formed or incorporated)

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

Delaware.

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Eagle International Holdings Group, Inc.
(Enter Name of Florida Profit Corporation)

5. If not effective on the date of filing, enter the effective date: December 14, 2007
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)

Signed this 6 day of December, 20 07.

Signature: [signature]
(Must be signed by a Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator.)

Printed Name: Michael Farkas Title: President

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

FILED

07 DEC 12 AM 10: 58

SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be:

Eagle International Holdings Group, Inc.

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:

101 Plaza Real Suite 202 Boca Raton Florida 33432

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:

Any lawful purpose

ARTICLE IV SHARES
The number of shares of stock is:

1,000,000,000 shares of common stock and 500,000,000 shares of preferred stock

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):
Michael Farkas, President and Director

ARTICLE VI REGISTERED AGENT
The name and Florida street address (P.O. Box NOT acceptable) of the registered agent is:
Brenda Lee Hamilton Esquire, 101 Plaza Real Suite 202, Boca Raton Florida 33432

ARTICLE VII ***INCORPORATOR***

The **name and address** of the Incorporator is:

Michael Farkas

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Signature/Registered Agent — December 6, 2007 (Date)

Signature/Incorporator — December 6, 2007 (Date)